SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]



Check the appropriate box:

          [ ] Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only
              (as permitted by Rule 14a-6(e)(2))
          [X] Definitive Proxy Statement
          [ ] Definitive Additional Materials
          [ ] Soliciting Material under ss 240.14a-12


                          LINEAR TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of filing fee (Check the appropriate box):

        [X]  No fee required.

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  (1) Title of each  class of  securities  to which  transaction applies: ___________

                  (2) Aggregate  number  of  securities  to  which   transaction
                      applies: ___________

                  (3) Per unit price or other  underlying  value of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________

                  (4) Proposed   maximum   aggregate   value   of   transaction:
                      ______________

                  (5) Total fee paid: _____________

        [ ]  Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1) Amount Previously Paid: __________________

                  (2) Form    Schedule   or    Registration    Statement    No.:
                      ___________________

                  (3) Filing Party: ________________

                  (4) Date Filed: ________________

                         LINEAR TECHNOLOGY CORPORATION
                             ---------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 7, 2001


TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Linear Technology Corporation, a Delaware corporation (the "Company"), will be held on November 7, 2001 at 3:00 p.m., local time, at the Company's principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035, for the following purposes:

        1. To elect five (5) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

        2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2002.

        3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record of the Company's Common Stock at the close of business on September 10, 2001, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy card.


                                            FOR THE BOARD OF DIRECTORS

                                            /s/ Arthur F. Schneiderman
                                            --------------------------
                                            Arthur F. Schneiderman
                                            Secretary


Milpitas, California
October 3, 2001




                            YOUR VOTE IS IMPORTANT.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED
                                    ENVELOPE.

                         LINEAR TECHNOLOGY CORPORATION
                             ---------------------
                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------
                      INFORMATION CONCERNING SOLICITATION
                                  AND VOTING


GENERAL
     The enclosed Proxy is solicited on behalf of the Board of Directors of Linear Technology Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held November 7, 2001, at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The
Annual Meeting will be held at the Company's principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035. The telephone number at that location is (408) 432-1900.

     These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended July 1, 2001, including financial statements, were mailed on or about October 3, 2001 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES
     Stockholders of record at the close of business on September 10, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 319,502,056 shares of the Company's Common Stock, par value $0.001, were issued and outstanding. No shares of the Company's Preferred Stock are outstanding.

REVOCABILITY OF PROXIES
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Paul Coghlan, Vice President of Finance and Chief Financial Officer) a written notice of revocation or a duly executed proxy card bearing a later date or by attending the Annual Meeting and voting in person.

VOTING RIGHTS AND SOLICITATION OF PROXIES
     On all matters other than the election of directors, each share has one vote. Each stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (which number is currently set at five) multiplied by the number of shares held by such stockholder, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select. However, no stockholder will be entitled to cumulate votes unless a stockholder has, prior to the voting, given notice at the meeting of the stockholder's intention to cumulate votes. If any stockholder gives such notice, all stockholders may cumulate their votes for the election of directors. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors' nominees as possible.

     The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, telegram, facsimile, e-mail or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES
     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law and the Company's Bylaws for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

     When proxies are properly dated, executed and returned, the shares represented by those proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

     Pursuant to Delaware law, the Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum and as entitled to vote on the particular subject matter at the Annual Meeting (the "Votes Cast") with respect to that matter. With respect to broker non-votes, in a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, although broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company's Bylaws and the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of the Company that are submitted for inclusion in the proxy statement and form of proxy card for next year's annual meeting must be received by the Company no later than one hundred twenty (120) days prior to the one year anniversary date of the mailing of this Proxy Statement. Assuming a mailing date of October 3, 2001, the deadline for stockholder proposals for next year's annual meeting will be June 5, 2002.

     In addition, under the Company's Bylaws, a stockholder wishing to make a proposal at next year's annual meeting must submit such a proposal to the Company not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the stockholder's proposal must be received by the Company within ten days after the notice of the date of the meeting was mailed or such public disclosure was made. The Company may refuse to acknowledge any proposal not made in compliance with the foregoing procedure. The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at this year's Annual Meeting.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's Bylaws currently provide for a board of five directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than five persons. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them as of September 10, 2001, are set forth below.

        NAME OF NOMINEE         AGE                  PRINCIPAL OCCUPATION                 DIRECTOR SINCE
------------------------------ -----   -----------------------------------------------   ---------------
Robert H. Swanson, Jr. .......  63     Chairman and Chief Executive Officer of the            1981
                                       Company
David S. Lee .................  64     Chairman, Cortelco Systems Holding Corp.               1988
Leo T. McCarthy ..............  71     President, The Daniel Group                            1994
Richard M. Moley .............  62     Former President and Chief Executive Officer,          1994
                                       StrataCom, Inc.
Thomas S. Volpe ..............  50     Chief Executive Officer,                               1984
                                       Volpe Investments LLC

   There   are  no  family  relationships  among  the  Company's  directors  and executive officers.

     Mr. Swanson, a founder of the Company, has served as Chairman and Chief Executive Officer since April 1999. From the Company's incorporation in September 1981 until April 1999, Mr. Swanson served as President and Chief Executive Officer. Mr. Swanson has also served as a director of the Company since its incorporation. From August 1968 to July 1981, he was employed in various positions at National Semiconductor Corporation, a manufacturer of integrated circuits, including Vice President and General Manager of the Linear Integrated Circuit Operation and Managing Director in Europe.

     Mr. Lee is Chairman of the Boards of eOn Communication Corp., Cortelco and Cidco Communications, and a Regent of the University of California. Mr. Lee co-founded Qume Corporation in 1973 and served as Executive Vice-President of Qume until it was acquired by ITT Corporation in 1978. After the acquisition, Mr. Lee held the positions of Executive Vice President of ITT Qume until 1981, and President of ITT Qume through 1983. From 1983 to 1985, he served as Vice President of ITT and as Group Executive and Chairman of its Business Information Systems Group. In 1985, he became President and Chairman of Data Technology Corp. ("DTC"), and in 1988 DTC acquired and merged with Qume.
Currently, Mr. Lee is a member of the Board of Directors of ESS Technology Inc., Accela.com, Daily Wellness Co. and Pacific International Center for High Technology Research. Mr. Lee also serves as a member of the California Chamber of Commerce and President of Asian Cultural Teachings. Mr. Lee served as an adviser to Presidents George Bush and Bill Clinton on the Advisory Committee on Trade Policy and Negotiation (Office of the U.S. Trade Representative/Executive Office of the President) and to Governor Pete Wilson on the California Economic Development Corporation (CalEDC) and the Council on California Competitiveness. Mr. Lee is a past Commissioner of the California Postsecondary Education
Commission, as well as having founded and served as Chairman of the Chinese Institute of Engineers, the Asian American Manufacturers' Association and the Monte Jade Science and Technology Association.

     Mr. McCarthy has served since January 1995 as President of The Daniel Group, a partnership engaged in international trade and other investment opportunities. Mr. McCarthy retired from elective office in 1994 after twelve years as Lieutenant Governor of the State of California. His primary responsibility as Lieutenant Governor was to help businesses start and grow through his role as chair of the California Commission for Economic Development. One major area of focus for Mr. McCarthy was and still remains international trade and investment, particularly involving Pacific Rim markets. Mr. McCarthy serves as a director on the boards of two mutual funds, Parnassus Income Trust and Forward Funds. He also serves as Vice Chair of the Board of Accela.com, a privately held software company.

     Mr. Moley served as Chairman, President and Chief Executive Officer of StrataCom, Inc., a network systems company, from June 1986 until its acquisition by Cisco Systems, Inc., a provider of computer internetworking solutions, in July 1996. Mr. Moley served as Senior Vice President and Board Member of Cisco Systems until November 1997, when he became a consultant and private investor. Mr. Moley served in various executive positions at ROLM Corporation, a telecommunications company, from 1973 to 1986. Prior to joining ROLM, he held management positions in software development and marketing at Hewlett-Packard Company. Mr. Moley serves as a director of Netro, Echelon Corporation and Spirent, plc, a British company.

     Mr. Volpe has served as Chief Executive Officer of Volpe Investments LLC since July 2001. From December 1999 to June 2001, Mr. Volpe served as Chairman of Prudential Volpe Technology Group. Mr. Volpe served as Chief Executive Officer of Volpe Brown Whelan & Company, LLC (formerly Volpe, Welty & Company), a private investment banking and risk capital firm, from its founding in April 1986 until its acquisition by Prudential Securities in December 1999. Until April 1986, he was President and Chief Executive Officer of Hambrecht & Quist Incorporated, an investment banking firm with which he had been affiliated since 1981. Currently, Mr. Volpe is a member of the Board of Directors of Rigel, Inc.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS
     The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors. Votes withheld will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH ABOVE.

                                 PROPOSAL TWO

                        RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending June 30, 2002, and recommends that the stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors believes that it is desirable to request approval of this selection by the stockholders. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended June 30, 1982. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions from stockholders.

FEES BILLED TO THE COMPANY BY ERNST & YOUNG LLP DURING THE FISCAL YEAR ENDED JULY 1, 2001

     Audit Fees
     Audit fees billed to the Company by Ernst & Young LLP during the fiscal year ended July 1, 2001, for the audit of the Company's annual financial statements included in the Company's 2001 Annual Report on Form 10-K and the review of the Company's interim financial statements included in the Company's quarterly reports on Form 10-Q during fiscal 2001, totaled $178,000.

     Financial Information Systems Design and Implementation Fees
     The  Company did not engage Ernst & Young LLP to provide advice or services
to   the   Company   regarding   financial   information   systems   design  and
implementation during the fiscal year ended July 1, 2001.

     All Other Fees
     Fees billed to the Company by Ernst & Young LLP during the Company's fiscal year ended July 1, 2001 for all other non-audit services rendered to the Company, including accounting advice and tax services, totaled $126,000. The audit committee of the Board has determined that the accounting advice and tax services provided by Ernst & Young LLP are compatible with maintaining Ernst & Young LLP's independence.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

                              BENEFICIAL SECURITY
                       OWNERSHIP OF DIRECTORS, EXECUTIVE
                          OFFICERS AND CERTAIN OTHER
                               BENEFICIAL OWNERS


SECURITY OWNERSHIP
     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (a) each beneficial owner of more than 5% of the Company's Common Stock, (b) the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during fiscal 2001 (collectively, the "Named Executive Officers"), (c) each director of the Company, and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.


                                               SHARES BENEFICIALLY         PERCENTAGE
BENEFICIAL OWNER                                      OWNED            BENEFICIALLY OWNED
--------------------------------------------- ---------------------   -------------------
     Janus Capital Corporation (1) ..........      46,088,507                 14.4%
        100 Fillmore Street
        Denver, CO 80206-4923
     Putnam Investments, LLC (2) ............      29,964,779                  9.4%
        One Post Office Square
        Boston, MA 02109
     Oak Associates, Ltd. (3) ...............      18,171,122                  5.7%
        3875 Embassy Parkway
        Akron, OH 44333
     Robert H. Swanson, Jr. (4) .............       1,127,800                    *
     Robert C. Dobkin (5) ...................       1,796,112                    *
     Clive B. Davies (6) ....................       1,242,756                    *
     Paul Coghlan (7) .......................         610,948                    *
     Lothar Maier (8) .......................          87,000                    *
     Thomas S. Volpe (9) ....................         228,000                    *
     David S. Lee (10) ......................          76,000                    *
     Leo T. McCarthy (11) ...................         204,900                    *
     Richard M. Moley (12) ..................          52,000                    *
     All directors and executive officers
       as a group (13 persons) (13) .........       6,103,262                  1.9%

------------
 * Less than one percent of the outstanding Common Stock.

 (1) Based on information reported to the Company by Janus Capital Corporation on September 8, 2001.

 (2) Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 20, 2001. Putnam Investments, LLC reports no sole voting power, no sole dispositive power, shared voting power with respect to 1,993,650 shares and shared dispositive power with respect to 29,964,779 shares. Includes 24,840,555 shares held by Putnam Investment Management, LLC and 5,124,224 shares held by The Putnam Advisory Company, LLC. Putnam Investments, LLC, a wholly owned subsidiary of Marsh & McLennan Companies, Inc., is the sole owner of Putnam Investment Management, LLC and The Putnam Advisory Company, LLC.

 (3) Based on information reported to the Company by Oak Associates, Ltd. on September 12, 2001.

 (4) Includes 284,800 shares issued in the name of Robert H. Swanson, Jr. and Sheila L. Swanson, Trustees of the Robert H. Swanson, Jr. and Sheila L. Swanson Trust U/T/A dated May 27, 1976. Also includes 843,000 shares issuable pursuant to options exercisable within 60 days of September 10, 2001.

 (5) Includes 708,112 shares issued in the name of Robert C. Dobkin and Kathleen C. Dobkin, Trustees of the Dobkin Family Trust U/D/T dated September 16, 1991. Also includes 1,088,000 shares issuable pursuant to options exercisable within 60 days of September 10, 2001.

 (6) Includes 636,256 shares issued in the name of Clive B. Davies and Carol B. Davies, Trustees of the Davies Living Trust dated September 9, 1994. Also includes 606,500 shares issuable pursuant to options exercisable within 60 days of September 10, 2001.

 (7) Includes 537,500 shares issuable pursuant to options exercisable within 60 days of September 10, 2001.

 (8) Includes 87,000 shares issuable pursuant to options exercisable within 60 days of September 10, 2001.

 (9) Consists of 228,000 shares issuable pursuant to options exercisable within 60 days of September 10, 2001.

(10) Consists of 76,000 shares issuable pursuant to options exercisable within 60 days of September 10, 2001.

(11) Includes  18,000  shares  issued in the name of Leo and Jacqueline McCarthy
     LLC and 10,000 shares issued in the name of the McCarthy Grandchildren's Trust. Also includes 161,900 shares issuable pursuant to options exercisable within 60 days of September 10, 2001.

(12) Consists of 52,000 shares issuable pursuant to options exercisable within 60 days of September 10, 2001.

(13) Includes 4,351,900 shares issuable pursuant to options exercisable within 60 days of September 10, 2001.

BOARD MEETINGS AND COMMITTEES
     The Board of Directors of the Company held a total of four meetings during the fiscal year ended July 1, 2001. No director attended fewer than 75% of the meetings of the Board of Directors and the Board committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

     The Audit Committee of the Board of Directors currently consists of directors Lee, McCarthy, Moley and Volpe, and held a total of four meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee has adopted a written charter, which is attached to this Proxy Statement as Appendix A. Each member of the Company's Audit Committee is "independent" as defined under Nasdaq's listing standards.

     The Compensation Committee of the Board of Directors currently consists of directors Lee, McCarthy, Moley and Volpe, and held a total of four meetings during the last fiscal year. The Committee reviews and approves the Company's executive compensation policy, including the salaries and target bonuses of the Company's executive officers, and administers the Company's employee stock plans.

DIRECTOR COMPENSATION
     The Company currently pays each non-employee director an annual retainer of $20,000 and a fee of $1,500 for each meeting of the Board of Directors attended. Directors are generally eligible to receive options under the Company's stock option plans. For the fiscal year ended July 1, 2001, Messrs. Lee, McCarthy, Moley and Volpe each received an option to purchase 20,000 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Company's Compensation Committee currently consists of directors Lee, McCarthy, Moley and Volpe. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and of changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and ten percent stockholders are also required by Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon its review of copies of such forms and amendments, if any, received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that its executive officers, directors, and ten percent stockholders complied with all applicable Section 16(a) filing requirements during the fiscal year ended July 1, 2001, except that a Form 5 report with respect to one transaction was inadvertently filed late on behalf of each of the following: V. Paul Chantalat, Paul Coghlan, Timothy D. Cox, Clive B. Davies, Robert C. Dobkin, Lothar Maier and Robert H. Swanson.

                        EXECUTIVE OFFICER COMPENSATION

     The following table sets forth all compensation received for services rendered to the Company in all capacities, for the last three fiscal years ended July 1, 2001, by the Named Executive Officers:


                          SUMMARY COMPENSATION TABLE


                                                                                  LONG TERM
                                                     ANNUAL COMPENSATION        COMPENSATION
                                                -----------------------------  --------------
                                                                                 SECURITIES      ALL OTHER
                                                                                 UNDERLYING     COMPENSATION
      NAME AND PRINCIPAL POSITION        YEAR    SALARY ($)    BONUS ($) (1)     OPTIONS (#)      ($) (2)
--------------------------------------- ------  ------------  ---------------  --------------  -------------
Robert H. Swanson, Jr. ................ 2001     $ 302,975      $ 3,169,878        700,000        $ 25,417
   Chairman and Chief Executive Officer 2000       274,273        2,263,455             --          31,980
                                        1999       283,488        1,340,347        200,000          33,064
Clive B. Davies ....................... 2001     $ 277,119      $ 2,305,594        195,000        $ 21,863
   President                            2000       272,696        1,795,484             --          23,156
                                        1999       253,615        1,064,105        130,000          22,576
Robert C. Dobkin ...................... 2001     $ 274,253      $ 1,128,868        145,000        $ 21,878
   Vice President, Engineering and      2000       261,639        1,140,285             --          22,397
   Chief Technical Officer              1999       249,677          853,018         90,000          22,250
Paul Coghlan .......................... 2001     $ 268,460      $ 1,915,592        145,000        $ 21,540
   Vice President, Finance and Chief    2000       255,152        1,452,206             --          21,693
   Financial Officer                    1999       244,677          881,256         70,000          21,440
Lothar Maier (3) ...................... 2001     $ 244,428      $   987,203         75,000        $ 18,825
   Vice President and Chief Operating   2000       225,577          448,508             --          19,875
   Officer                              1999        31,846          350,000        250,000              78

------------
(1) Includes cash profit sharing and cash bonuses earned for the fiscal year, whether accrued or paid.

(2) Includes insurance premiums paid by the Company under its life insurance program. Also includes 401(k) profit sharing distributions earned during the fiscal year.

(3) Employment effective April 26, 1999.

OPTION GRANTS IN LAST FISCAL YEAR
     The following table shows, as to the Named Executive Officers, information concerning stock options granted during the year ended July 1, 2001.

                                                   INDIVIDUAL GRANTS
                                -------------------------------------------------------
                                                 PERCENT OF                             POTENTIAL REALIZABLE VALUE AT
                                  NUMBER OF    TOTAL OPTIONS    EXERCISE                ASSUMED ANNUAL RATES OF STOCK
                                  SECURITIES     GRANTED TO       PRICE                 PRICE APPRECIATION FOR OPTION
                                  UNDERLYING    EMPLOYEES IN       PER                              TERM(3)
                                   OPTIONS         FISCAL         SHARE     EXPIRATION  -------------------------------
              NAME               GRANTED (#)      YEAR(1)        ($/SH)       DATE(2)        5% ($)         10% ($)
------------------------------- ------------- --------------- ------------ ------------ --------------- ---------------
Robert H. Swanson, Jr. ........    200,000          2.55%      $   50.25     7/28/10     $ 16,370,000    $ 26,068,000
                                   500,000          6.38           38.25     4/17/11       31,155,000      49,605,000
Clive B. Davies ...............    120,000          1.53           50.25     7/28/10        9,822,000      15,640,800
                                    75,000          0.96           38.25     4/17/11        4,673,250       7,440,750
Robert C. Dobkin ..............     75,000          0.96           50.25     7/28/10        6,138,750       9,775,500
                                    70,000          0.89           38.25     4/17/11        4,361,700       6,944,700
Paul Coghlan ..................     70,000          0.89           50.25     7/28/10        5,729,500       9,123,800
                                    75,000          0.96           38.25     4/17/11        4,673,250       7,440,750
Lothar Maier ..................     45,000          0.57           50.25     7/28/10        3,683,250       5,865,300
                                    30,000          0.38           38.25     4/17/11        1,869,300       2,976,300

------------
(1) The Company granted to employees in fiscal 2001 options to purchase 7,835,650 shares of Common Stock.

(2) Options may terminate before their expiration upon the termination of optionee's status as an employee, director or consultant, the optionee's death or disability or an acquisition of the Company.

(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 63% (at 5% per year) and 159% (at 10% per year). If the price per share of the Company's Common Stock were to increase from the prices at the date of the above grants ($50.25 and $38.25 per share) over the next 10 years, the resulting stock prices at 5% and 10% appreciation would be approximately $81.85 and $62.31 per share at 5% and approximately $130.34 and $99.21 per share at 10%, respectively. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price growth.

OPTION EXERCISES AND HOLDINGS
     The following table provides information with respect to option exercises in fiscal 2001 by the Named Executive Officers and the value of such officers' unexercised options at June 29, 2001.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SHARES
                                                                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                       OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                    SHARES                       FISCAL YEAR-END (#) (1)      FISCAL YEAR-END ($) (2)
                                   ACQUIRED ON      VALUE     ----------------------------- ----------------------------
              NAME                EXERCISE (#)   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------- -------------- ------------- ------------- --------------- ------------- --------------
Robert H. Swanson, Jr. .........      30,000     $1,940,001      623,000       1,080,000     $19,693,944   $14,286,484
Clive B. Davies ................     102,000      6,342,625      508,000         405,000      17,140,140     6,258,303
Robert C. Dobkin ...............      25,000      1,507,375      966,500         403,500      35,464,124     8,346,227
Paul Coghlan ...................      15,000      1,012,313      470,000         280,000      16,886,306     4,359,932
Lothar Maier ...................      50,000      1,904,685       54,500         220,500         747,410     2,320,080

------------
(1) Market value of underlying securities on the exercise date, minus the exercise price.
(2) Value is based on the last reported sale price of the Common Stock on the Nasdaq National Market of $45.30 per share on June 29, 2001 (the last trading day for fiscal 2001), minus the exercise price.

                               PERFORMANCE GRAPH


    The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Linear Technology Corporation, the Nasdaq National Market and the Semiconductor Subgroup of the S&P Electronics Index (the "Semiconductor Index"). The graph assumes that $100 was invested in the Company's Common Stock, in the Nasdaq National Market and in the Semiconductor Index on the last trading day of the Company's 1996 fiscal year. Note that historic stock price performance is not necessarily indicative of future stock price performance.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                Year                    S&P      LLTC      Nasdaq
                ----                    ---      ----      ------
                June 1996               100       100       100
                June 1997               187       173       122
                June 1998               189       203       160
                June 1999               328       454       227
                June 2000               743       865       335
                June 2001               318       600       182

                            AUDIT COMMITTEE REPORT


     The following is the Audit Committee's report submitted to the Board of Directors for the fiscal year ended July 1, 2001.

     The Audit Committee of the Board of Directors has:

   * reviewed and discussed the Company's audited financial statements for the fiscal year ended July 1, 2001 with the Company's management;

   * discussed with Ernst & Young LLP, the Company's independent auditors, the materials required to be discussed by Statement of Auditing Standard 61; and

   * reviewed the written disclosures and the letter from Ernst & Young LLP required by Independent Standards Board No. 1 and has discussed with Ernst & Young LLP its independence.

     Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent auditors and the Company's management, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's 2001 Annual Report on Form 10-K. This report has been provided by David S. Lee, Leo T. McCarthy, Richard
M. Moley and Thomas S. Volpe, the members of the Audit Committee.

                                            Respectfully submitted by:


                                            THE AUDIT COMMITTEE
                                            David S. Lee
                                            Leo T. McCarthy
                                            Richard M. Moley
                                            Thomas S. Volpe

                         COMPENSATION COMMITTEE REPORT


INTRODUCTION
     The Compensation Committee of the Board of Directors is composed only of non-employee directors. It is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, executive salary levels and variable compensation programs, both cash-based and equity-based. The Committee generally determines base salary levels for executive officers of the Company at or about the start of each fiscal year and determines actual bonuses at the end of each six-month fiscal period based upon Company and individual performance.


COMPENSATION PHILOSOPHY
     The  Committee  has  adopted  an  executive  pay-for-performance philosophy covering all executive officers, including the Chief Executive Officer. This philosophy emphasizes variable compensation in order to align executive compensation with the Company's business objectives and performance and to attract, retain and reward executives who contribute both to the short-term and long-term success of the Company. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. The focus is on corporate performance and individual contributions toward that performance.


COMPENSATION PROGRAM
     The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has four principal components, which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company. These components are:

   Cash-Based Compensation
     Base Salary--Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution of the individual executive officer. In general, salary increases are made based on median increases in salaries for similar executives of similar-size companies in the high technology industry.

     Profit Sharing--Profit sharing payments are distributed semi-annually to all employees, including executives, from a profit sharing pool. The amount of the pool is largely determined by the magnitude of sales and operating income for the six-month period. This pool is distributed to all eligible employees based on the ratio of their individual salary to total salaries for all employees. A portion of this profit sharing is paid directly into a 401(k) retirement plan for all United States employees.

     Bonuses--The Company has a discretionary key employee incentive pool pursuant to which executive officers and a limited number of key employees may receive semi-annual cash bonuses. Targets for sales growth and operating income as a percentage of sales influence the size of the pool. Individual payments are made based on the Company's achievement of these targets and upon the individual's personal and departmental performance.

     In 1996, the Company adopted the 1996 Senior Executive Bonus Plan to facilitate, under Section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company's most highly compensated executive officers. In fiscal 2001, the participants were Messrs. Swanson, Davies, Dobkin, Coghlan and Maier. In fiscal 2002, the plan will include the Chief Executive Officer and each of the Company's four other most highly compensated executive officers. In July 2000, the Board of Directors approved an amendment to the plan to increase the maximum amount payable to any individual in any one year under the plan from $3 million to $5 million. This amendment was approved by the Company's stockholders in November 2000.

   Equity-Based Compensation
     Stock Options--Stock options are granted periodically to provide additional incentive to executives and other key employees to work to maximize long-term total return to stockholders. The options vest over a five-year period to encourage option holders to continue in the employ of the Company. Over 34% of worldwide employees have received stock options. In granting options, the Compensation Committee takes into account the number of shares and outstanding options already held by the individual.


CHIEF EXECUTIVE OFFICER COMPENSATION
     The Committee uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer.


COMPENSATION LIMITATIONS FOR TAX PURPOSES
     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. Section 162(m) generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. In 1996, the Company implemented the 1996 Senior Executive Bonus Plan in order to qualify certain bonus payments to the Named Executive Officers as performance-based compensation under Section 162(m). The Committee believes that the implementation of the 1996 Senior Executive Bonus Plan enables the Company to compensate its executive officers in accordance with its pay-for-performance philosophy while maximizing the deductibility of such compensation. However, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.


SUMMARY
     The Committee believes that a fair and motivating compensation program has played a critical role in the success of the Company. The Committee reviews this program on an ongoing basis to evaluate its continued effectiveness.


                                            Respectfully submitted by:

                                            THE COMPENSATION COMMITTEE
                                            David S. Lee
                                            Leo T. McCarthy
                                            Richard M. Moley
                                            Thomas S. Volpe

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.



                                              BY ORDER OF THE BOARD OF DIRECTORS
Dated: October 3, 2001

                                                                     APPENDIX A


                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                       OF LINEAR TECHNOLOGY CORPORATION


PURPOSES:

     The purpose of the Audit Committee established pursuant to this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the corporation, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

     The Audit Committee will consist of at least three members of the Board who are independent of management and the Company. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

     All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.


RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

        1. Nominating the independent auditors;

        2. Reviewing the plan for the audit and related services;

        3. Meet separately with the independent auditors to review audit results and financial statements;

        4. Reviewing the results of the quarterly review and the committee, or its chairman, shall review the interim financial statements prior to the filing of the Company's quarterly report on Form 10Q;

        5. Reviewing with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10K;

        6. Overseeing the adequacy of the corporation's system of internal accounting controls, including obtaining from the independent auditors their management letters or summaries on such internal accounting controls, if required;

        7. Overseeing compliance with SEC requirements for disclosure of auditor's services and audit committee members and activities.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations. In conducting its responsibilities, the audit committee will detain from the independent auditors a formal written statement delineating all relationships between the auditors and the company. The audit committee will actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The audit committee will emphasize the independent auditor's ultimate accountability to the board of directors and the audit committee, as representatives of shareholders, and these shareholder representatives' ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).


MEETINGS:

     The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the Chief Executive Officer and the Chief Financial Officer of the corporation at least annually to review the financial affairs of the corporation. The Audit Committee will meet with the independent auditors of the corporation, at such times as it deems appropriate, to review the independent auditor's examination and management report.


REPORTS:

     The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.


MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                EDGAR APPENDIX B
                                ----------------

                                      PROXY

                          LINEAR TECHNOLOGY CORPORATION
                       2001 ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Linear Technology Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 3, 2001 and hereby appoints Robert H. Swanson, Jr. and Paul Coghlan, or either of them, as attorneys-in-fact, each with full power, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of Linear Technology Corporation to be held on November 7, 2001, at 3:00 p.m. local time, at the Company's principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035, and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the specified nominees as directors, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

------------------                                              ----------------
 SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE  SEE REVERSE SIDE
------------------                                              ----------------

--------------------------------------------------------------------------------
[X] Please mark
    votes as in
    this example.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THIS MEETING.

1.   To elect five (5)  directors  to serve  until         FOR       WITHHELD
     the next Annual Meeting of  Stockholders  and         ALL       FROM ALL
     until their successors are elected.                   [ ]         [ ]



     Nominees:  Robert H. Swanson, Jr.; David S. Lee; Leo T. McCarthy;
                Richard M. Moley; Thomas S. Volpe

     [ ] For all nominees exactly except as noted  ___________________________

2.   To ratify  the  appointment  of Ernst & Young     FOR    AGAINST    ABSTAIN
     LLP as  independent  auditors  of the Company     [ ]      [ ]        [ ]
     for the fiscal year ending June 30, 2002.


In their discretion, upon such other matter or matters which may properly come before the meeting and any postponement or adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING   [ ]

This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature: __________   Date: ________   Signature: __________   Date: _________